UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

Weatherford International Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni 1204 Geneva Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Weatherford International announced today that Mr. John H. Briscoe has been appointed as our Senior Vice President and Chief Financial Officer. Mr. Briscoe, age 54, joined Weatherford in August of 2011 as Vice President and Chief Accounting Officer. Prior to joining the company, Mr. Briscoe served as Vice President and Controller of Transocean Ltd. Mr. Briscoe started his career with seven years in public accounting beginning with the firm of KPMG and ending with Ernst & Young as an Audit Manager. He graduated from the University of Texas with a B.B.A. in Accounting and is a certified public accountant with over 30 years of experience.

Mr. Andrew P. Becnel, till now our Chief Financial Officer, and Mr. James M. Hudgins, till now our Vice President, Tax, will be leaving the company effective March 31, 2012. Weatherford thanks each of them for a decade or more of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ JOSEPH C. HENRY
Name:	Joseph C. Henry
Title:	Vice President and Co-General Counsel

March 23, 2012